EXHIBIT 99.1

Twin Vee PowerCats Announces Pricing of Public Offering

FORT PIERCE, FL / ACCESS Newswire / February 19, 2026 / Twin Vee PowerCats Co. (Nasdaq: VEEE), (“Twin Vee” or the “Company”), a manufacturer, distributor, and marketer of power sport boats, today announced the pricing of a best-efforts public offering of 6,383,000 shares of common stock. Each share of common is being sold at a public offering price of $0.47 per share. Total gross proceeds from the offering, before deducting placement agent fees and other offering expenses, are expected to be approximately $3 million. The offering is expected to close on February 23, 2026, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering primarily for working capital and general corporate purposes.

ThinkEquity is acting as the sole placement agent for the offering.

A registration statement on Form S-1 (File No. 333-292661) relating to the securities was filed with the Securities and Exchange Commission (“SEC”) became effective on January 30, 2026, and a post-effective amendment to the registration statement and became effective on February 13, 2026. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Twin Vee PowerCats Co.

Twin Vee PowerCats Co. manufactures a range of boats under the Twin Vee and Bahama Boat Works brands, designed for activities including fishing, cruising, and recreational use. Twin Vee PowerCats are recognized for their stable, fuel-efficient, and smooth-riding catamaran hull designs. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™.” Bahama Boat Works is an iconic luxury brand long celebrated for its unmatched craftsmanship, timeless aesthetic, and dedication to producing some of the finest offshore fishing vessels.

The Company is located in Fort Pierce, Florida, and has been building and selling boats for 30 years.

Learn more at twinvee.com and bahamaboatworks.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the timing and completion of the proposed offering and the intended use of proceeds.

These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to consummate the offering and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda

investor@twinvee.com